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                                                                       Exhibit 3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                                    * * * * *


         ICHOR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that Article FIRST of the Certificate of Incorporation of ICHOR CORPORATION be amended to read as follows:

                  FIRST: The name of the corporation is MYMETICS CORPORATION.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ICHOR CORPORATION has caused this certificate to be signed by its Secretary this 23rd day of July, 2001.


                                                ICHOR CORPORATION


                                                By /s/ John M. Musacchio
                                                  ---------------------------
                                                Title:  Secretary

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                          CERTIFICATE OF CORRECTION OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                              MYMETICS CORPORATION


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Mymetics Corporation.

         2. The Certificate of Amendment of the corporation, which was filed by the Secretary of State of Delaware on July 23, 2001, is hereby corrected.

         3.  The inaccuracy to be corrected in said instrument is as follows:

                 Articles SECOND and THIRD incorrectly indicated that the stockholders gave written consent approval to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         4.  The portion of the instrument in corrected form is as follows:

              o SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

              o THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on July 25, 2001                               /s/ John M. Musacchio
                                                  ----------------------------
                                                  John M. Musacchio, Secretary